EXHIBIT NO. 99.10(f)

                          INDEPENDENT AUDITORS' CONSENT

         We consent to the references made to our firm under the captions "Financial Highlights" in the Prospectuses and "Independent Auditors and Financial Statements" in the Statements of Additional Information of MFS Strategic Value Fund and MFS New Endeavor Fund, each a series of MFS Series Trust X, each of which is incorporated by reference in this Post-Effective Amendment No. 48 to Registration Statement No. 33-1657 on Form N-1A. We also consent to the incorporation by reference, in such Statements of Additional Information, of our reports dated September 5, 2003 on the financial statements and financial highlights of MFS Strategic Value Fund and MFS New Endeavor Fund, each a series of MFS Series Trust X, included in each fund's 2003 Annual Report to Shareholders.

ERNST & YOUNG LLP
Ernst & Young LLP


Boston, Massachusetts
October 27, 2003